Exhibit 99.1
Dutch Bros Inc. Reports First Quarter 2025 Financial Results
Achieves 29% Year-Over-Year Revenue Growth in the First Quarter
Delivers 4.7% System and 6.9% Company-Operated Same Shop Sales Growth in the First Quarter
Continues Momentum with Another Quarter of Positive Transaction Growth
GRANTS PASS, Oregon - May 7, 2025 - Dutch Bros Inc. (NYSE: BROS; “Dutch Bros” or the “Company”), one of the fastest-growing brands in the U.S. quick service beverage industry, today reported financial results for the first quarter ended March 31, 2025.
Christine Barone, Chief Executive Officer and President of Dutch Bros, stated, “Our business continues to operate from a position of strength, and we are well-positioned to thrive in this dynamic environment. The enthusiasm for our brand, the loyalty of our customers, the passion of our team and a clear vision for our future give us great confidence.”
Barone continued, “We delivered exceptional results in the first quarter, starting 2025 on a high note with continued momentum. In the quarter, we drove an impressive 29% revenue growth and system same shop sales growth of 4.7%, which includes positive transaction growth. Company-operated same shop sales grew 6.9%. Our brand continues to resonate with our customers, giving us confidence that our foundational transaction drivers are working and propelling us forward. We have a clear roadmap ahead of us and are well-positioned to continue generating sustainable long-term growth.”
Josh Guenser, Chief Financial Officer of Dutch Bros, stated, “We are optimistic about our ability to navigate evolving macroeconomic conditions with robust four-wall economics and excellent cash-on-cash returns. Given the strong performance in the first quarter and the continued momentum into the second quarter, 2025 total revenues, same shop sales growth and adjusted EBITDA are trending towards the top half of the ranges we provided last quarter.”
First Quarter 2025 Highlights
•Opened 30 new shops, 25 of which were company-operated, across 11 states.
•Total revenues grew 29.1% to $355.2 million as compared to $275.1 million in the same period of 2024.
•System same shop sales1 and transactions increased 4.7% and 1.3%, respectively, relative to the same period in 2024. Company-operated same shop sales1 and transactions increased 6.9% and 3.7%, respectively, relative to the same period of 2024.
•Company-operated shops revenues increased 31.6% to $326.4 million as compared to $248.1 million in the same period of 2024.
•Company-operated shops gross profit was $71.5 million as compared to $54.3 million in the same period of 2024. In the first quarter of 2025, company-operated shops gross margin, which includes 170 bps of pre-opening costs, was 21.9%, flat year-over-year.
•Company-operated shops contribution2, a non-GAAP financial measure, grew 29.8% to $96.1 million as compared to $74.0 million in the same period of 2024. In the first quarter of 2025, company-operated shops contribution margin, which includes 170 bps of pre-opening costs, was 29.4%, a year-over-year decrease of 40 bps.
•Selling, general, and administrative expenses were $58.9 million (16.6% of revenue) as compared to $46.2 million (16.8% of revenue) in the same period of 2024.

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•Adjusted selling, general, and administrative expenses2, a non-GAAP financial measure, were $53.5 million (15.1% of revenue) as compared to $40.4 million (14.7% of revenue) in the same period of 2024.
•Net income was $22.5 million as compared to $16.2 million in the same period of 2024.
•Adjusted EBITDA2, a non-GAAP financial measure, grew 19.7% to $62.9 million as compared to $52.5 million in the same period of 2024.
•Adjusted net income2, a non-GAAP financial measure, was $24.8 million as compared to $16.5 million in the same period of 2024.
•Net income per share of Class A and Class D common stock - diluted was $0.13 as compared to $0.08 per share in the same period of 2024.
•Adjusted net income per fully exchanged share of diluted common stock2, a non-GAAP financial measure, was $0.14 as compared to $0.09 in the same period of 2024.
2025 Guidance
Given the strong performance in the first quarter and continued momentum into the second quarter, 2025 total revenues, system same shop sales growth and adjusted EBITDA are trending towards the top half of the previously communicated ranges below:
•Total revenues are estimated to be between $1.555 billion and $1.575 billion.
•Same shop sales1 growth is estimated to be in the range of 2% to 4%.
•Adjusted EBITDA3 is estimated to be between $265 million and $275 million, which assumes the impact of elevated coffee costs, partially offset by approximately 90 basis points of Adjusted SG&A leverage year-over-year.
•Total system shop openings in 2025 are estimated to be at least 160. Capital expenditures are estimated to be between $240 million to $260 million.
_________________
1    Same shop sales is defined in the section “Select Financial Metrics”.
2    Reconciliation of U.S. GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
3    We have not reconciled guidance for Adjusted EBITDA or Adjusted SG&A to the corresponding U.S. GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliation to the corresponding U.S. GAAP financial measure is not available without unreasonable effort.

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Conference Call and Webcast Today
Christine Barone, Chief Executive Officer and President, and Joshua Guenser, Chief Financial Officer, will host a conference call and webcast today at 5:00 p.m. Eastern Time (ET) to discuss financial results for the first quarter ended March 31, 2025.
Event: First Quarter 2025 Conference Call and Webcast
Date: Wednesday, May 7, 2025
Time: 5:00 p.m. ET
Dial In: 1-201-493-6779
Webcast: https://investors.dutchbros.com under “Events & Presentations”.
The webcast will be archived shortly after the conference call has concluded. We will also publish earnings presentation slides related to these financial results on our website https://investors.dutchbros.com under “Events & Presentations”.
About Dutch Bros Inc.
Dutch Bros Inc. (NYSE: BROS) is a high growth operator and franchisor of drive-thru shops that focus on serving high QUALITY, hand-crafted beverages with unparalleled SPEED and superior SERVICE.
Founded in 1992 by brothers Dane and Travis Boersma, Dutch Bros began with a double-head espresso machine and a pushcart in Grants Pass, Oregon. While espresso-based beverages are still at the core of what we do, Dutch Bros now offers a wide variety of unique, customizable cold and hot beverages that delight a broad array of customers. We believe Dutch Bros is more than just the products we serve—we are dedicated to making a massive difference in the lives of our employees, customers and communities. This combination of hand-crafted and high-quality beverages, our unique drive-thru experience and our community-driven, people-first culture has allowed us to successfully open new shops and continue to share the “Dutch Luv” at 1,012 locations across 18 states as of March 31, 2025.
To learn more about Dutch Bros, visit www.dutchbros.com, follow Dutch Bros Coffee on Instagram, Facebook, X, and TikTok, and download the Dutch Bros app to earn points and score rewards!
Dutch Bros, our Windmill logo (), Dutch Bros Rebel, and our other registered and common law trade names, trademarks and service marks are the property of Dutch Bros Inc. All other trademarks, trade names and service marks appearing in this Earnings Release are the property of their respective owners. Solely for convenience, the trademarks and trade names in this Earnings Release may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

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Forward-Looking Statements
In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, Dutch Bros’ generation of sustainable long-term growth, Dutch Bros’ ability to navigate evolving macroeconomic conditions, Dutch Bros’ possible or assumed future results of operations, including guidance for 2025, new shop openings, estimated capital expenditures, business strategies, and potential sales and revenue growth. These statements are based on Dutch Bros’ current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “project,” “expects,” “should,” “guidance,” “optimistic,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Dutch Bros’ control that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those related to whether Dutch Bros’ multi-year initiatives, including mobile order capabilities and expansion of such capabilities, increase customer engagement and sales, the success of Dutch Bros’ food offering testing and such testing translating to sales of food offerings in other markets, changes in consumer preference due to new information or regulations regarding additives, diet and health or otherwise, general economic conditions, commodity inflation, the effects of disruption between the U.S. and its trading partners due to tariffs or other policies, increased labor costs, disruptions in our supply chain, ability to hire and retain employees, the availability of suitable new shop sites and our ability to negotiate acceptable agreements regarding the new shop sites, and other risks, including those described in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 13, 2025, and in our future reports to be filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. Forward-looking statements contained in this press release are made as of this date, and Dutch Bros undertakes no duty to update such information except as required under applicable law.

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DUTCH BROS INC.
Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
(in thousands, except per share amounts; unaudited)	2025	2024
Revenues
Company-operated shops	$326,421	$248,085
Franchising and other	28,731	27,014
Total revenues	355,152	275,099

Costs and Expenses
Cost of sales	265,159	203,326
Selling, general and administrative	58,921	46,194
Total costs and expenses	324,080	249,520

Income from operations	31,072	25,579

Other expense
Interest expense, net	(7,115)	(6,393)
Other income (expense), net	(18)	5,801
Total other expense	(7,133)	(592)

Income before income taxes	23,939	24,987
Income tax expense	1,459	8,772
Net income	22,480	16,215
Less: Net income attributable to non-controlling interests	7,127	9,153
Net income attributable to Dutch Bros Inc.	$15,353	$7,062
Net income per share of Class A and Class D common stock:
Basic	$0.13	$0.08
Diluted	$0.13	$0.08
Weighted-average shares of Class A and Class D common stock outstanding:
Basic	120,810	83,328
Diluted	121,508	83,410

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DUTCH BROS INC.
Segment Financials

	Three Months Ended March 31,
(in thousands; unaudited)	2025	2024
Revenues
Company-operated shops	$326,421	$248,085
Franchising and other	28,731	27,014
Total revenues	355,152	275,099
Cost of sales
Company-operated shops
Beverage, food & packaging	81,379	63,716
Labor costs	89,439	65,427
Occupancy & other costs	53,927	41,496
Pre-opening costs	5,611	3,447
Franchising and other	8,775	8,251
Segment cost of sales[1]	239,131	182,337
Segment contribution
Company-operated shops	96,065	73,999
Franchising and other	19,956	18,763
Total segment contribution	$116,021	$92,762

Segment depreciation and amortization	(26,028)	(20,989)

Selling, general and administrative	(58,921)	(46,194)
Interest expense, net	(7,115)	(6,393)
Other income (expense), net	(18)	5,801
Income before income taxes	$23,939	$24,987
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1 Segment cost of sales for this presentation excludes impact of depreciation and amortization.

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DUTCH BROS INC.
Company-Operated Shops Results

	Three Months Ended March 31,
	2025		2024
(dollars in thousands; unaudited)	$	%	$	%
Company-operated shops revenue	326,421	100.0	248,085	100.0

Beverage, food and packaging costs	81,379	25.0	63,716	25.7
Labor costs	89,439	27.4	65,427	26.4
Occupancy and other costs	53,927	16.5	41,496	16.7
Pre-opening costs	5,611	1.7	3,447	1.4
Depreciation and amortization	24,567	7.5	19,694	7.9
Company-operated shops costs and expenses	254,923	78.1	193,780	78.1
Company-operated shops gross profit	71,498	21.9	54,305	21.9
Company-operated shops contribution [1]	96,065	29.4	73,999	29.8
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1    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
DUTCH BROS INC.
Summary Cash Flows Data

	Three Months Ended March 31,
(in thousands; unaudited)	2025	2024
Net cash provided by operating activities	$36,884	$41,193
Net cash used in investing activities	(45,528)	(57,462)
Net cash provided by financing activities	31,731	145,443
Net increase in cash and cash equivalents	$23,087	$129,174
Cash and cash equivalents at beginning of period	293,354	133,545
Cash and cash equivalents at end of period	$316,441	$262,719

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DUTCH BROS INC.
Condensed Consolidated Balance Sheets

(in thousands; unaudited)	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$316,441	$293,354
Accounts receivable, net	11,635	10,598
Inventories, net	38,225	36,488
Prepaid expenses and other current assets	16,583	17,501
Total current assets	382,884	357,941
Property and equipment, net	705,879	683,971
Finance lease right-of-use assets, net	377,837	374,623
Operating lease right-of-use assets, net	340,137	315,256
Intangibles, net	2,444	2,947
Goodwill	21,629	21,629
Deferred income tax assets, net	930,155	742,126
Other long-term assets	4,255	2,592
Total assets	$2,765,220	$2,501,085
Liabilities and Equity
Current liabilities:
Accounts payable	$31,609	$32,225
Accrued compensation and benefits	32,694	49,778
Other accrued liabilities	22,152	26,516
Other current liabilities	14,108	7,067
Deferred revenue	39,711	42,868
Current portion of tax receivable agreements liability	5,212	71
Current portion of finance lease liabilities	13,992	13,256
Current portion of operating lease liabilities	14,642	13,979
Current portion of long-term debt	22,625	17,311
Total current liabilities	196,745	203,071
Deferred revenue, net of current portion	7,985	8,015
Finance lease liabilities, net of current portion	374,307	369,297
Operating lease liabilities, net of current portion	334,853	309,311
Long-term debt, net of current portion	260,774	219,755
Tax receivable agreements liability	794,246	627,763
Other long-term liabilities	8	8
Total liabilities	1,968,918	1,737,220
Equity:
Common stock	1	1
Additional paid in capital	563,600	517,074
Accumulated other comprehensive income	438	628
Retained earnings	35,019	19,666
Total stockholders' equity attributable to Dutch Bros Inc.	599,058	537,369
Non-controlling interests	197,244	226,496
Total equity	796,302	763,865
Total liabilities and equity	$2,765,220	$2,501,085

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DUTCH BROS INC.
Select Financial Metrics

	Three Months Ended March 31,
(dollars in thousands; unaudited)	2025	2024
Shop count, beginning of period
Company-operated	670	542
Franchised	312	289
	982	831

Company-operated new openings	25	40
Franchised new openings	5	5

Shop count, end of period
Company-operated	695	582
Franchised	317	294
Total shop count	1,012	876

Systemwide AUV [1]	$2,026	$1,995
Company-operated shops AUV [1]	$1,950	$1,915

Systemwide same shop sales [2,3]	4.7%	10.0%
Ticket	3.4%	8.8%
Transactions	1.3%	1.2%
Company-operated same shop sales [2]	6.9%	10.9%
Ticket	3.2%	8.2%
Transactions	3.7%	2.7%

Systemwide sales [3]	$489,672	$397,553
Company-operated operating weeks [4]	8,737	7,274
Franchising and other operating weeks [4]	4,011	3,779
Dutch Rewards transactions as a percentage of total transactions [5]	71.8%	66.5%

	Three Months Ended March 31,
	2025		2024
(dollars in thousands; unaudited)	$	%	$	%
Company-operated shops revenues	326,421	100.0	248,085	100.0
Company-operated shops gross profit	71,498	21.9	54,305	21.9
Company-operated shops contribution [6]	96,065	29.4	73,999	29.8
Selling, general, and administrative expenses	58,921	16.6	46,194	16.8
Adjusted selling, general, and administrative expenses [6]	53,497	15.1	40,430	14.7
Net income	22,480	6.3	16,215	5.9
Adjusted EBITDA [6]	62,906	17.7	52,540	19.1

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1    AUVs are determined based on the net sales for any trailing twelve-month period for systemwide and company-operated shops that have been open a minimum of 15 months. AUVs are calculated by dividing the systemwide and company-operated shops net sales by the total number of systemwide and company-operated shops, respectively. Management uses these metrics as an indicator of shop growth and future expectations of mature locations.
2    Same shop sales represents the estimated percentage change in year-over-year sales for the comparable shop base, which we define as shops open for 15 complete months or longer as of the first day of the reporting period. Same shop sales can be impacted by changes in customer transaction counts and by changes in the per-ticket amounts. Management uses these metrics as an indicator of shop growth and future expansion strategy. The number of shops included in the systemwide and company-operated comparable bases for the respective periods are presented in the following table:

	Three Months Ended March 31,
	2025	2024
Systemwide shop base	794	641
Company-operated shop base	510	370
3    Systemwide sales and systemwide same shop sales are operating measures that include sales at company-operated shops and sales at franchised shops during the comparable periods presented. Franchise sales represent sales at all franchise shops and are revenues to our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales. As these metrics include sales reported to us by our non-consolidated franchise partners, these metrics should be considered as a supplement to, not a substitute for, our results as reported under U.S. GAAP. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
4    Company-operated and franchise shops operating weeks are calculated based on the number operating days for the shop base and dividing by 7. Our shop base is defined as shops opened as of the end date of the periods presented. The operating weeks calculations reflect re-acquired franchises through 2022. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
5    Dutch Rewards is our digitally-based rewards program available exclusively through the Dutch Rewards app. Management uses this metric as an indicator of customer loyalty adoption of our Dutch Rewards app and future promotional plans.
6    Reconciliation of U.S. GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this release contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects where applicable. Income tax effects have been calculated based on the combined total non-GAAP adjustments using our total effective tax rate. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.
Company-operated shops contribution (in dollars and as a percentage of revenue)
Definition and/or calculation
Company-operated shops segment gross profit, before company-operated shops depreciation and amortization.
Usefulness to management and investors
This non-GAAP measure is used by our management in making performance decisions without the impact of non-cash depreciation and amortization charges. This is a standard metric used across our industry by investors.

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EBITDA, Adjusted EBITDA (in dollars and as a percentage of revenue)
EBITDA — definition and/or calculation
Net income before interest expense (net of interest income), income tax expense, and depreciation and amortization expense.
Adjusted EBITDA — definition and/or calculation
Defined as EBITDA (as defined above), excluding equity-based compensation, expenses associated with equity offerings, executive transitions, (gain) loss on the remeasurement of the liability related to the Tax Receivable Agreements (TRAs), and organization realignment and restructuring costs.
Usefulness to management and investors
These non-GAAP measures are supplemental operating performance measures we believe facilitate comparisons to historical performance and competitors’ operating results. We believe these non-GAAP measures presented provide investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.
Adjusted selling, general, and administrative (in dollars and as a percentage of revenue)
Definition and/or calculation
Selling, general, and administrative expenses, excluding depreciation and amortization, equity-based compensation expense, expenses associated with equity offerings, executive transitions, and organization realignment and restructuring costs.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe the non-GAAP measure presented provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of our ongoing operating performance.
Adjusted net income
Definition and/or calculation
Net income, excluding equity-based compensation expense, expenses associated with equity offerings, executive transitions, (gain) loss on the remeasurement of the liability related to the TRAs, organization realignment and restructuring costs, and income tax effects of items excluded from net income.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted fully exchanged weighted-average shares of diluted common stock outstanding
Definition and/or calculation
Weighted-average shares of Class A and Class D common stock outstanding - basic with addition of dilutive impacts of restricted stock awards and units, as well as the assumed exchange of all of the Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock.

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Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By adding in the assumed exchange of all of the outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted net income per fully exchanged share of diluted common stock
Definition and/or calculation
Net income per share of Class A and Class D common stock - diluted, excluding per share impacts of equity-based compensation expense, expenses associated with equity offerings, executives transition costs, (gain) loss on the remeasurement of the liability related to the TRAs, organization realignment and restructuring costs, income tax effects of items excluded from net income, and removal of per share impacts of controlling and non-controlling interests.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By assuming the full exchange of all of the outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock and related net income adjustments, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Non-GAAP adjustments
Below are the definitions of the non-GAAP adjustments that are used in the calculation of our non-GAAP measures, as described above.
Equity-based compensation
Non-cash expenses related to the grant and vesting of stock awards, including restricted stock awards and restricted stock units in Dutch Bros Inc. to certain eligible employees.
Expenses associated with equity offerings
Costs incurred as a result of our equity offerings, including secondary offerings by our Sponsor. These costs include, but are not limited to, legal fees, consulting fees, tax fees, and accounting fees.
Executive transitions
Employee severance and related benefit costs, as well as sign-on bonus(es) for several executive level transitions occurring in 2022 and 2023, and amortized through the first quarter of 2024.
TRAs remeasurements
(Gain) loss impacts related to adjustments of our TRAs liabilities.
Organization realignment and restructuring
Fees and costs, including consulting, employee-related and other costs, in connection with our comprehensive initiative to develop and implement a long-term strategy involving changes to our organizational structure to support our growth. This initiative resulted in realignment activities that occurred in 2023, and restructuring activities that commenced in 2024, and were substantially completed in March 2025. Given this strategic initiative's magnitude and scope, we do not expect such costs will recur in the foreseeable future, and do not consider such costs reflective of the ongoing costs necessary to operate our business.

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Dilutive effects of restricted stock awards and units
Addition of incremental shares of restricted stock awards and units calculated under the treasury stock method, when they are dilutive for the calculation of weighted-average shares on a non-GAAP basis.
Assumed exchange of weighted-average LLC interests for shares of Class A common stock
Weighted-average of all outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. that are assumed to be exchanged for Dutch Bros Inc. Class A common stock.
Controlling and non-controlling interest adjustments
Adjustments to controlling and non-controlling interests to align the numerator of the net income per share to the denominator, which assumes the full exchange of all outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock.
Supplemental Reconciliations of U.S. GAAP Actuals to Non-GAAP Actuals
Following are the reconciliations of the most comparable GAAP financial measure to non-GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the reconciliations from U.S. GAAP to Non-GAAP measures should be carefully evaluated. Please refer to "Non-GAAP Financial Measures" in this release for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended March 31,
	2025		2024
(dollars in thousands; unaudited)	$	%	$	%
Company-operated shops gross profit	71,498	21.9	54,305	21.9
Depreciation and amortization	24,567	7.5	19,694	7.9
Company-operated shops contribution	96,065	29.4	73,999	29.8

	Three Months Ended March 31,
	2025		2024
(dollars in thousands; unaudited)	$	%	$	%
Net income	22,480	6.3	16,215	5.9
Depreciation and amortization	26,430	7.4	21,253	7.7
Interest expense, net	7,115	2.1	6,393	2.3
Income tax expense	1,459	0.4	8,772	3.2
EBITDA	57,484	16.2	52,633	19.1
Equity-based compensation	4,194	1.2	1,933	0.7
Expenses associated with equity offerings	—	—	961	0.3
Executive transitions	—	—	75	—
TRAs remeasurements	—	—	(5,687)	(2.0)
Organization realignment and restructuring:
Employee-related costs	1,009	0.3	2,625	1.0
Other costs	219	—	—	—
Total organization realignment and restructuring	1,228	0.3	2,625	1.0
Adjusted EBITDA	62,906	17.7	52,540	19.1

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	Three Months Ended March 31,
	2025		2024
(dollars in thousands; unaudited)	$	%	$	%
Selling, general, and administrative	58,921	16.6	46,194	16.8
Depreciation and amortization	(402)	(0.1)	(264)	(0.1)
Equity-based compensation	(3,794)	(1.1)	(1,839)	(0.7)
Expenses associated with equity offerings	—	—	(961)	(0.3)
Executive transitions	—	—	(75)	—
Organization realignment and restructuring:
Employee-related costs	(1,009)	(0.3)	(2,625)	(1.0)
Other costs	(219)	—	—	—
Total organization realignment and restructuring	(1,228)	(0.3)	(2,625)	(1.0)
Adjusted selling, general, and administrative	53,497	15.1	40,430	14.7

	Three Months Ended March 31,
(in thousands; unaudited)	2025	2024
Net income	$22,480	$16,215
Equity-based compensation	4,194	1,933
Expenses associated with equity offerings	—	961
Executive transitions	—	75
TRAs remeasurements	—	(5,687)
Organization realignment and restructuring:
Employee-related costs	1,009	2,625
Other costs	219	—
Total organization realignment and restructuring	1,228	2,625
Income tax effects	(3,101)	350
Adjusted net income	$24,801	$16,472

Dutch Bros Inc.| Earnings Release | 14

	Three Months Ended March 31,
(in thousands, except per share amounts; unaudited)	2025	2024
Weighted-average shares of Class A and Class D common stock outstanding - basic	120,810	83,328
Dilutive effects of restricted stock awards and units	698	82
Weighted-average shares of Class A and Class D common stock outstanding - diluted	121,508	83,410
Assumed exchange of weighted-average Dutch Bros OpCo Class A common units for shares of Dutch Bros Inc. Class A common stock	56,476	93,777
Adjusted fully exchanged weighted-average shares of common stock outstanding - diluted	177,984	177,187

Net income per share of Class A and Class D common stock - diluted	$0.13	$0.08
Controlling and non-controlling interest adjustments	—	0.01
Equity-based compensation	0.02	0.01
Expenses associated with equity offerings	—	0.01
Executive transitions	—	—
TRAs remeasurements	—	(0.03)
Organization realignment and restructuring:
Employee-related costs	0.01	0.01
Other costs	—	—
Total organization realignment and restructuring	0.01	0.01
Income tax effects	(0.02)	—
Adjusted net income per fully exchanged share of diluted common stock	$0.14	$0.09

Dutch Bros Inc.| Earnings Release | 15

For Investor Relations inquiries:
Jeff Priester
ICR
(332) 242-4370
investors@dutchbros.com

For Media Relations inquiries:
Jessica Liddell
ICR
(203) 682-8208
jessica.liddell@icrinc.com

Dutch Bros Inc.| Earnings Release | 16